SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the registrant / /

Filed by a party other than the registrant /x/

Check the appropriate box:

  / /  Preliminary proxy statement     / /  Confidential, for Use of the
                                            Commission Only (as permitted by
  / /  Definitive proxy statement           Rule 14a-6(e)(2))

  / /  Definitive additional materials

  /x/  Soliciting material pursuant to
       Rule 14a-11(c) or Rule 14a-12

                GREAT WESTERN FINANCIAL CORPORATION
         (Name of Registrant as Specified In Its Charter)

                     H. F. AHMANSON & COMPANY
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      AN IMPORTANT MESSAGE TO

                           GREAT WESTERN


WE URGE THAT YOU BEGIN DISCUSSIONS WITH US NOW.

The message from investors with respect to H. F. Ahmanson &
Company's February 17, 1997 merger proposal to Great Western has been crystal clear: the market reaction has been extraordinarily supportive, and is reflected in the stock prices of both companies.

The merger proposal, in which Great Western stockholders would receive 1.05 Ahmanson shares for each Great Western share, provided an initial value of $42.53 per Great Western share (based on the closing price on the last trading day prior to the public announcement of our proposal). This represents a 24.2% initial premium for your shareholders.

Despite these facts, Great Western has failed to make any response to us concerning our proposal.

WE URGE THAT YOU BEGIN DISCUSSIONS WITH US:

     NOW: So that we can maximize value for all our stockholders.

     NOW: So that we can minimize the impact on employees.

     NOW: So that we can work together to support our communities, serve our customers and ensure that Greater Los Angeles remains one of the world's pre-eminent financial centers.

     NOW: So that, as stated in our proposal, there can be a true merger of our people, our businesses and our customers.

You and your financial advisors, according to published reports, have encouraged other companies to make a bid for Great Western. You should not exclude H. F. Ahmanson & Company from this process-- we are the only company that has made a good faith merger proposal.

We are committed to turning this historic opportunity into a reality. Let's work together for the best interests of our respective stockholders, customers, employees, communities and Greater Los Angeles.

Begin discussions with us NOW!


                     H. F. AHMANSON & COMPANY


February 27, 1997

            SHARES OF GREAT WESTERN CORPORATION ("GWF")
           COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
        ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
     AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
       AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
          CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                          OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on April 22, 1997 (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below may also solicit consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt a non-binding resolution of stockholders and an amendment to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard
M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Shulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Madeleine A. Kleiner (Senior Executive Vice President and General Counsel), Stephen Swartz (Senior Vice President and Director of Investor Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Mary Trigg (Senior Vice President and Director of Public Relations), Linda McCall (Senior Vice President and Director of Corporate Taxes), Adrian Rodriguez (Vice President of Public Relations), Samantha Davies (Vice President of Public Relations), Peter Bennett (Assistant Vice President of Public Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), and Tim Glassett (First Vice President and Assistant General Counsel); and the following Nominees:
Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh
M. Grant and John E. Merow.

     As of the date of this communication, Ahmanson is the beneficial owner of 100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

     Other than set forth herein, as of the date of this communication, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

     Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of the most recent practicable date prior to the date hereof as such information was available, CSFB holds a net 24 shares of GWF common stock and Montgomery does not hold any shares of GWF common stock.

     Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.